Exhibit 99.1

Associated Grocers of
Florida, Inc. and
Subsidiaries

Unaudited Consolidated Financial Report
For the 16 Weeks Ended
November 18, 2017

Contents

Financial statements

Unaudited Condensed Consolidated Balance Sheets	1

Unaudited Condensed Consolidated Statements of Comprehensive Income	2

Unaudited Condensed Consolidated Statements of Members’ Investment	3

Unaudited Condensed Consolidated Statements of Cash Flows	4

Notes to Unaudited Condensed Consolidated Financial Statements	5-14

Associated Grocers of Florida, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited
	November 18, 2017	July 29, 2017
Assets
Current assets:
Cash	$659,629	$8,440,211
Accounts receivable, net of allowance for doubtful accounts of $1,119,799 and $1,087,820, respectively	53,348,334	35,439,475
Current portion of notes receivable, net of allowance for doubtful notes of $74,351 and $74,351, respectively	2,149,642	2,115,778
Inventories	47,273,443	35,438,783
Prepaid expenses	1,426,623	1,101,289
Deferred income taxes	1,110,885	1,110,885
Properties held for sale	17,130,096	17,151,824
Total current assets	123,098,652	100,798,245
Property and equipment, net	53,499,689	54,321,725
Property and equipment under capital leases	1,043,175	1,192,182
Notes receivable, net of current portion and allowance for doubtful notes of $355,813 and $355,813, respectively	3,828,281	4,145,371
Intangible assets, net	1,493,663	1,576,540
Other assets	529,424	721,710
Total assets	$183,492,884	$162,755,773
Liabilities and Members’ Investment
Current liabilities:
Accounts payable and accrued expenses	$58,660,967	$49,469,785
Current portion of long-term debt	4,919,979	5,047,553
Current portion of capital lease obligations	510,751	544,524
Total current liabilities	64,091,697	55,061,862
Long-term debt, net of current portion	55,950,752	49,631,817
Capital lease obligations, net of current portion	543,170	675,868
Deferred income taxes	6,242,625	6,126,422
Other liabilities	1,580,106	1,981,957
Total liabilities	128,408,350	113,477,926
Commitments and contingencies (Note 5)
Members’ investment:
Common stock, Class A voting, $100 stated value – 40,000 shares authorized; 2,550 and 2,550 shares issued and outstanding, respectively	255,000	255,000
Common stock, Class B nonvoting, $5 stated value – 3,000,000 shares authorized; 79,564 and 79,502 shares issued and outstanding, respectively	397,820	397,510
Common stock, Class C nonvoting, $5 stated value – 5,000,000 shares authorized; 433,406 and 433,406 shares issued and outstanding, respectively	2,167,030	2,167,030
Common stock, Class D nonvoting, $5 stated value – 5,000,000 shares authorized 1,627,165 and 1,547,511 issued and outstanding, respectively	8,135,824	7,737,555
Additional paid-in capital	7,973,914	4,550,053
Retained earnings	36,599,419	34,807,774
Accumulated other comprehensive loss	(444,473)	(637,075)
Total members’ investment	55,084,534	49,277,847
	$183,492,884	$162,755,773
See Notes to Unaudited Condensed Consolidated Financial Statements.

Associated Grocers of Florida, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income - Unaudited
	First Quarter Ended
	November 18, 2017 (16 weeks)	November 19, 2016 (16 weeks)
Revenues	$257,308,593	$233,405,258
Cost of revenues	220,326,713	199,046,232
Gross profit	36,981,880	34,359,026
Operating and administrative expenses	23,028,589	21,038,139
Other income	(78,452)	(98,455)
Total operating expenses	22,950,137	20,939,684
Income from operations	14,031,743	13,419,342
Other income (expense):
Interest expense	(781,033)	(1,370,574)
Interest income	194,127	107,986
	(586,906)	(1,262,588)
Income before patronage and income tax expense	13,444,837	12,156,754
Patronage:
Direct	8,588,085	8,145,107
Year-end	2,132,475	1,995,698
Income before income tax expense	2,724,277	2,015,949
Income tax expense	932,632	817,418
Net income	1,791,645	1,198,531
Other comprehensive income, net of tax:
Unrealized gain on derivative instruments, net of change in deferred tax asset of $116,203; $216,945, respectively	192,602	359,576
Comprehensive income	$1,984,247	$1,558,107
See Notes to Unaudited Condensed Consolidated Financial Statements.

Associated Grocers of Florida, Inc. and Subsidiaries
Condensed Consolidated Statements of Members’ Investment - Unaudited

	Common Stock Class A	Common Stock Class B	Common Stock Class C	Common Stock Class D	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Loss	Total Members’ Investment
Balance, July 29, 2017	$255,000	$397,510	$2,167,030	$7,737,555	$4,550,053	$34,807,774	$(637,075)	$49,277,847
Conversion of buying deposits into Class B common stock	—	310	—	—	2,690	—	—	3,000
Class D common stock issued	—	—	—	398,269	3,421,171	—	—	3,819,440
Net income	—	—	—	—	—	1,791,645	—	1,791,645
Other comprehensive income	—	—	—	—	—	—	192,602	192,602
Balance, November 18, 2017	$255,000	$397,820	$2,167,030	$8,135,824	$7,973,914	$36,599,419	$(444,473)	$55,084,534

See Notes to Unaudited Condensed Consolidated Financial Statements.

Associated Grocers of Florida, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows - Unaudited
	First Quarter Ended
	November 18, 2017 (16 weeks)	November 19, 2016 (16 weeks)
Cash flows from operating activities:
Net income	$1,791,645	$1,198,531
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,329,538	1,228,904
Deferred income tax provision	308,805	348,152
Provision for recoveries of doubtful accounts	31,979	(2,030)
Change in operating assets and liabilities:
Accounts receivable	(17,940,838)	(16,337,199)
Inventories	(11,834,660)	(10,214,606)
Prepaid expenses and other current assets	(325,334)	(783,955)
Accounts payable and accrued expenses	10,878,140	11,577,930
Patronage payable	(1,686,958)	1,135,103
Rent deposits	1,402	(69,264)
Net cash used in operating activities	(17,446,281)	(11,918,434)
Cash flows from investing activities:
Purchases of property and equipment	(181,201)	(511,867)
Advances on notes receivable	(503,225)	(583,016)
Repayments of notes receivable	786,451	588,204
Decrease in other assets	192,286	79,826
Net cash provided by (used in) investing activities	294,311	(426,853)
Cash flows from financing activities:
Principal payments on long-term debt and capital lease obligations	(1,720,732)	(1,980,407)
Net borrowings on long-term revolving line of credit	7,672,933	9,434,018
Change in long-term deposits and other liabilities	(400,256)	(1,263,501)
Proceeds received from Class D common stock issued	3,819,443	—
Class A common stock issued to new members	—	1,500
Redemption of stock of resigned members	—	(776,362)
Net cash provided by financing activities	9,371,388	5,415,248
Net decrease in cash	(7,780,582)	(6,930,039)
Cash:
Beginning of period	8,440,211	7,956,043
End of period	$659,629	$1,026,004
See Notes to Unaudited Condensed Consolidated Financial Statements.

Associated Grocers of Florida, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies
Nature of business: Associated Grocers of Florida, Inc. and Subsidiaries (the Company) is a Florida corporation, operating primarily on a cooperative basis and is owned by its members who are grocery retailers. The Company operates as a wholesale distributor for food products as well as certain nonfood products, household and personal care items usually sold by retail supermarkets and convenience stores located throughout the state of Florida, the Caribbean Basin and Central and South America. Due to the structure of this cooperative organization, a substantial amount of business is transacted between the Company and its shareholder members, which include members of its Board of Directors.
The Company has real estate holdings, which consist primarily of warehouses. The real estate holdings support the cooperative wholesale and the international wholesale operations. A portion of the holdings are leased to third parties, a portion is classified as held for sale and a portion is classified as other than temporarily idle property and equipment. The Company’s real estate holdings are located in Florida and the Bahamas.
Basis of presentation: The consolidated condensed financial statements include the accounts of the Company. Intercompany transactions and accounts with subsidiaries have been eliminated. The interim financial statements included herein have been prepared by the Company without audit, pursuant to the rules and regulation promulgated by the Securities and Exchange Commission (the SEC). Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) have been omitted pursuant to SEC rules and regulations; nevertheless, management believes the disclosures are adequate to make the information presented not misleading. These consolidated condensed financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s consolidated financial statements for the year ended July 29, 2017 included in Form 8-K/A filed by SUPERVALU INC. with the SEC on February 23, 2018. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year.

The consolidated condensed financial statements reflect all adjustments that, in the opinion of management are both of a normal and recurring nature and necessary for the fair presentation of the results for the interim period presented. The preparation of the consolidated condensed financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated condensed financial statements and accompany notes. As a result, actual results could differ from those estimates.

A summary of the Company’s significant accounting policies can be found in our audited financial statements for the year ended July 29, 2017, which were filed with the SEC on Form 8-K/A on February 23, 2018. Below are significant accounting policies relevant to interim financial information.

Principles of consolidation: The consolidated financial statements include the accounts of Associated Grocers of Florida, Inc. and its wholly owned subsidiaries. As of November 18, 2017, active wholly owned subsidiaries are as follows: American Commerce Centers, Inc., Blue Nile Advertising, Inc., Market Improvement Company and International Distributors of Grand Bahama Limited. During the 16 weeks ended November 18, 2017, the Company dissolved two wholly owned subsidiaries A/G International Agency, Inc. and Safe Harbor, Inc. in September of 2017. All intercompany balances have been eliminated upon consolidation.

Fiscal period: The Company reports on a fiscal year of 52 or 53 weeks ending on the last Saturday in July. These interim financial statements reflect the Company’s reported results for its first quarter (16 weeks) ended November 18, 2017 and November 19, 2016.

Use of estimates: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Associated Grocers of Florida, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies (Continued)
Business and credit concentrations: The Company’s significant shareholder member group, whose representative is a member of the Board of Directors, accounted for approximately 29% and 30% of total revenues for each of the 16 weeks ended November 18, 2017 and November 19, 2016, respectively, and approximately 19% and 20% of total trade accounts receivable as of November 18, 2017 and July 29, 2017, respectively.

Notes receivable: Notes receivable represent amounts due from current customers. Notes receivables are due primarily over 12 to 84 months with interest recognized on the effective interest method at rates ranging from 5.0% to 8.25% maturing through 2022. Accrual of interest is discontinued when receivable payments are in default, unless there is sufficient evidence of a high probability of full recovery. Notes receivable are primarily secured by specific customers’ stock in the Company and a lien on their business.

The Company’s management establishes an allowance for doubtful notes based upon certain factors, including credit risk of specific members, historical trends and other information. Notes receivables are evaluated individually for impairment. Notes receivable are considered impaired when it is probable that the Company will be unable to collect all payments according to the receivable terms of the underlying agreements. Impairment is measured on a receivable-by-receivable basis based upon the present value of estimated future cash flows. As of November 18, 2017 and July 29, 2017, there were no impaired notes receivable on non-accrual status.

Long-lived assets: The Company reviews long-lived assets and certain identifiable intangibles to be held and used by the Company for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable and the future undiscounted cash flows attributed to the asset are less than its carrying value. Measurement of an impairment loss for such long-lived assets and identifiable intangibles is based on the fair value of the asset. Long-lived assets and certain identifiable intangibles to be disposed of are required to be reported generally at the lower of the carrying amount or fair value less the cost to sell. The Company’s review of its long-lived assets and identifiable intangibles did not result in any impairment charges during the 16 weeks ended November 18, 2017 and November 19, 2016.

Properties held for sale and other than temporarily idle property: As of November 18, 2017, the Company had two properties with warehouses located in Ocala, Florida (Ocala) and Freeport, Grand Bahamas (Bahamas) (collectively, the Properties) for sale. Bahamas was built in 2007 and was leased to an unrelated third party until the tenant vacated in November 2014, at which time the Company committed a plan to sell the property.

During the year ended July 29, 2017, the Company entered into a three year lease agreement for the property with an unrelated third party and the property was placed back into service and reclassified to property and equipment. The value reclassified to property and equipment for the Bahamas property was the lesser of its carrying value or its estimated fair value and is being depreciated over its useful life. Upon being placed back into service, the Company recorded the property at the carrying amount of the asset, adjusted for depreciation that would have been recognized had the asset continuously been held and used in operations. The Company determined the carrying amount of $6,973,232 is considered recoverable as of November 18, 2017.

Ocala consists of a warehouse and office complex, two garage/maintenance buildings, a daycare building and excess land for which the Company’s management has committed to a plan to sell the properties (the Plan). The Plan was implemented as result of the Company’s relocation of its main headquarters and significant distribution warehouses to Pompano Beach, Florida. The Company classifies property that meets the criteria to be held for sale as current on the accompanying consolidated balance sheet. A property that no longer meets the criteria to be classified as held for sale is reclassified to other than temporarily idle property on the accompanying unaudited condensed consolidated balance sheet. During the fiscal year ended July 29, 2017, the Company determined the property met the criteria for held for sale as a result of the sale of the Company subsequent to November 18, 2017 (see Note 9). The Company completed its impairment analysis for the Ocala property and determined the carrying amount, of approximately $17,130,000 is considered recoverable as of November 18, 2017.

Associated Grocers of Florida, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies (Continued)
Revenues: Revenues from the sale of goods is recognized when title and risk of loss pass to the customer, which generally occurs upon delivery, or when services are performed. Cash discounts and other promotional allowances received by the Company, which are recorded as a reduction of cost of sales, totaled $3,966,390 and $3,675,358 for the 16 weeks ended November 18, 2017 and November 19, 2016, respectively.

Recent accounting pronouncements: In August 2017, the Financial Accounting Standards Board (FASB) has issued Accounting Standards Update (ASU) No. 2017-12, Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities. This amendment expands and refines hedge accounting for both nonfinancial and financial risk components and aligns the recognition and presentation of the effects of the hedging instrument and the hedged item in the financial statements. The amendments in this Update also make certain targeted improvements to simplify the application of hedge accounting guidance and ease the administrative burden of hedge documentation requirements and assessing hedge effectiveness. The new standard is effective for fiscal years beginning after December 15, 2019. The Company is in the process of evaluating the impact of this new guidance.
Note 2. Property and Equipment
Property and equipment used in operations, less amounts obtained under capital leases (see Note 3), as of November 18, 2017 and July 29, 2017, consist of the following:

	November 18, 2017	July 29, 2017
Land and improvements	$22,781,408	$22,781,408
Buildings and improvements	45,456,267	45,331,491
Fixtures and equipment	22,313,898	22,301,745
Total property and equipment	90,551,573	90,414,644
Less accumulated depreciation	(37,095,443)	(36,136,478)
	53,456,130	54,278,166
Construction in progress	43,559	43,559
Property and equipment, net	$53,499,689	$54,321,725

Total depreciation expense on property and equipment, less amounts obtained under capital leases (see Note 3), for the 16 weeks ended November 18, 2017 and November 19, 2016 was approximately $1,024,965 and $922,816, respectively.

Associated Grocers of Florida, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 3. Debt and Capital Lease Obligations
Debt obligations as of November 18, 2017 and July 29, 2017, consisted of the following:

	November 18, 2017	July 29, 2017
Promissory note payable – matures May 2018 (a)	$162,221	$289,795
Promissory note payable – matures March 2020 (b)	2,074,100	2,268,800
Promissory note payable – matures March 2020 (c)	14,955,962	15,354,162
Promissory note payable – matures October 2024 (d)	28,435,090	29,230,477
Revolving credit agreement – matures March 2020 (e)	15,489,982	7,817,049
	61,117,355	54,960,283
Less deferred financing costs	(246,624)	(280,913)
Total	60,870,731	54,679,370
Less current portion	(4,919,979)	(5,047,553)
Long-term portion	$55,950,752	$49,631,817

(a)
An unsecured promissory note in the amount of $483,855, bearing an annual interest rate of 3.33%, was issued on May 15, 2016. The note was used to finance property insurance premiums. Principal and interest payments were due monthly and the final payment was made in April 2017. A new unsecured promissory note in the amount of $343,282, bearing an annual interest rate of 4.37%, was issued on May 15, 2017. The new note was used to finance property insurance premiums. Principal and interest payments are due monthly with the final payment due April 2018. (See Note 9).

(b)
A promissory note in the amount of $8,000,000 was issued on February 14, 2006. The promissory note was amended on October 21, 2013, and further amended on April 15, 2016 to extend the maturity date to March 31, 2020. Fees paid in connection with the amendment were not significant to the consolidated financial statements. The loan requires principal payments of $64,900 and payment of accrued interest on a monthly basis. Interest is computed monthly at a variable rate determined by the financial institution (3.78% as of November 18, 2017 and 3.73% as of July 29, 2017). The note is secured by the stock and all property of International Distributors of Grand Bahamas Limited, a wholly owned subsidiary of Associated Grocers of Florida, Inc. with a carrying value of approximately $7.0 million as of November 18, 2017. The promissory note contains various financial and nonfinancial covenants including a fixed charge ratio and a tangible net worth ratio. (See Note 9).

(c)
A promissory note in the amount of $29,000,000 was issued on April 5, 2006. The promissory note was amended on October 21, 2013, amended on December 9, 2015, and further amended on March 31, 2017 to extend the maturity date to March 31, 2020. Under the terms of the amended promissory note, principal and interest payments are due monthly, and the final payment is due March 31, 2020. Fees paid in connection with the amendment were not significant to the consolidated financial statements. Interest is computed monthly at a variable rate determined by the financial institution (3.75% as of November 18, 2017 and 3.73% as of July 29, 2017). The note is secured by real estate properties with a carrying value of approximately $60.2 million as of November 18, 2017. The proceeds of the original note were used to re-acquire an office and warehouse complex under a previously existing capital lease. The promissory note contains various financial and nonfinancial covenants and restrictions, including a fixed charge ratio and a tangible net worth ratio. (See Note 9).

(d) A promissory note in the amount of $44,000,000 was issued on March 29, 2007, modified on August 5, 2009, and amended and restated on October 20, 2014. The principal balance of the amended and restated promissory note as of October 20, 2014, was $35,792,421, which included an additional $3,342,400 financed in lieu of cash payment of the 2017 Swap termination fee (the 2017 Swap). The Amended Note requires monthly principal payments of $198,947 and accrued interest with final payment due the earlier of: (i) October 15,

Associated Grocers of Florida, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 3. Debt and Capital Lease Obligations (Continued)
2024, or (ii) the date on which the Revolving Credit Facility (see (e)) matures and is not refinanced, or terminated. Interest is computed as 30-day LIBOR plus a range between 2.75%-3.75% based upon leverage ratio requirements (3.75% as of November 18, 2017 and 3.73% as of July 29, 2017). The note is secured by real estate properties with a carrying value of approximately $60.2 million as of November 18, 2017. The promissory note contains various financial and nonfinancial covenants and restrictions, including a fixed charge ratio and tangible net worth ratio. (See Note 9).

(e)
The Company maintains a $30,000,000 revolving long-term line of credit facility (the Revolving Credit Facility). The current agreement provides that funds borrowed will bear interest at the greater of 3.50% or the 30-day LIBOR plus a range between 2.50%-3.50% based upon certain leverage requirements (3.79% as of November 18, 2017 and 3.73% as of July 29, 2017). Borrowings outstanding as of November 18, 2017 and July 29, 2017, were $15,489,982 and $7,817,049, respectively, which did not include $13,333,020 and $9,569,732, respectively, of checks issued which had not cleared the bank. Borrowings under the Revolving Credit Facility are secured by accounts and notes receivable, inventory, and property and equipment of the Company. The Revolving Credit Facility requires the maintenance of minimum borrowings and was extended to March 31, 2020 on March 31, 2017. Fees paid in connection with the extension were not significant to the consolidated financial statements. The facility contains various financial covenants including a fixed charge ratio and a tangible net worth ratio, and restrictions on the issuance of stock, dividends and other payments. (See Note 9).

Long term debt was paid in full subsequent to November 18, 2017. (See Note 9).

Derivatives
Risk management objective of using derivatives: The Company is exposed to certain risks arising from business operations and economic conditions and attempts to manage exposure to a wide variety of business and operational risks principally through management of core business activities. The Company attempts to manage economic risk, including interest rate, liquidity and credit risk, primarily by managing the amount, sources and duration of debt financing and, at certain times, the use of interest rate derivatives. Specifically, the Company enters into interest rate derivatives to manage interest rate exposure with the following objectives:

•	Managing current and forecasted interest rate risk while maintaining financial flexibility and solvency;

•
Proactively managing cost of capital to ensure that management can effectively manage operations and execute business strategy, thereby maintaining a competitive advantage and enhancing shareholder value; and

•	Complying with applicable covenant requirements and restrictions.

Cash flow hedges of interest rate risk: In using interest rate derivatives, the Company’s objective is to add stability to interest expense and to manage exposure to interest rate movements. To accomplish these objectives, the Company primarily uses interest rate derivatives as part of its interest rate risk management strategy. Interest rate derivatives designated as cash flow hedges involve the receipt of variable rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the applicable agreement, without exchange of the underlying notional amount.

During 2007, the Company entered into an interest rate derivative instrument, the 2017 Swap, with a financial institution to reduce its exposure to increases in interest rates on the promissory note as described in (d) above. Under the 2017 Swap, the Company pays a fixed interest rate of 7.08% on the notional outstanding principal amount and receives a variable rate of interest equal to the 30-day LIBOR plus 1.75%. The Company also entered into an interest rate cap agreement (the 2010 Swap) with the financial institution to reduce its exposure to increases in interest rates on an $8,800,000 notional amount of the promissory note. Under the 2010 Swap, the Company pays a variable rate of interest which cannot exceed the fixed interest rate of 7.08% on the notional outstanding principal amount. The 2010 Swap matured on March 29, 2017, and was not replaced. Upon entering into these interest rate derivatives, the Company designated them as a hedge of variability of their variable rate interest payments. Therefore, these interest rate derivatives are considered cash flow hedges.

Associated Grocers of Florida, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 3. Debt and Capital Lease Obligations (Continued)
On September 11, 2014, the Company terminated its 2017 Swap associated with the promissory note payable described in (d), and entered into a new interest rate derivative instrument (the 2024 Swap). Upon termination, the Company was obligated to the holder of the 2017 Swap in an amount of $3,342,400, which approximated the fair value of the 2017 Swap as of the termination date. The $3,342,400 was financed through proceeds from the promissory note payable as described in (d). As of the termination date amounts that remain in accumulated other comprehensive income relating to the terminated 2017 Swap will be reclassified out of accumulated other comprehensive income as the amounts are amortized to interest expense on a straight-line basis through March 2017, the period of the original hedging relationship. The unamortized amount relating to the terminated 2017 Swap included in accumulated other comprehensive income was $0 as of November 18, 2017 and July 29, 2017. The 2024 Swap became effective October 20, 2014, matures on October 15, 2024, and has an original notional amount of $35,792,421. Under the 2024 Swap, the Company pays a fixed interest rate of 2.66% on the notional outstanding principal amount and receive a variable rate of interest equal to the 30-day LIBOR. The notional amount of the 2024 Swap was $28,435,090 as of November 18, 2017. Upon entering into this interest rate derivative, the Company designated it as a hedge of variability of their variable rate interest payments. Therefore, this interest rate derivative is considered a cash flow hedge.

Upon entering into these interest rate derivatives, the Company documents their hedging relationships and their risk management objectives. The interest rate derivatives do not include written options. The interest rate derivatives are intended solely to modify the payments for a recognized liability from a variable rate to a fixed rate.

During the period of each interest rate derivative, the Company recognizes the derivatives at fair value as an asset or liability on their consolidated balance sheets. The effective portion of the change in the fair value of the interest rate derivatives is recorded in accumulated other comprehensive loss. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. Amounts reported in accumulated other comprehensive loss related to derivatives are reclassified to interest expense as the related interest payments are made on the Company’s variable rate debt.

The fair values of the derivative instruments are estimated by obtaining quotations from the financial institutions that are counterparties to the instruments. The fair values are estimates of the net amount that would be paid on November 18, 2017 and July 29, 2017, if the agreements had been transferred to other parties or cancelled on such dates. The fair value of the Company’s interest rate derivatives were $838,808 and $1,147,613, respectively, and classified as noncurrent other liabilities in the consolidated balance sheets as of November 18, 2017 and July 29, 2017.

The following table presents the effect of the interest rate derivatives on the consolidated statements of comprehensive income for the 16 weeks ended November 18, 2017 and the year ended July 29, 2017:

	Cash Flow Hedging Relationships
	November 18, 2017	July 29, 2017
Interest rate derivatives:
Liability at beginning of period	$(1,147,613)	$(2,964,050)
Effective portion of gains recognized in other comprehensive income	169,892	326,355
Effective portion of gains recorded in accumulated other comprehensive loss and reclassified into interest expense	138,913	1,490,082
Liability at end of period	$(838,808)	$(1,147,613)

Associated Grocers of Florida, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 3. Debt and Capital Lease Obligations (Continued)
Based on the LIBOR rate curve, the Company estimates approximately $406,000 of unrealized net loss related to the interest rate derivatives will be reclassified from accumulated other comprehensive loss and recognized in earnings over the next twelve months.

Capital leases: The Company obtained certain equipment under capital lease agreements. Equipment under capital leases of $3,152,462 and $3,114,062 as of November 18, 2017 and July 29, 2017, respectively, are presented in the consolidated balance sheets net of accumulated depreciation of $2,109,287 and $1,921,880 as of November 18, 2017 and July 29, 2017, respectively. As of November 18, 2017 and July 29, 2017, the liability for capital leases was $1,053,921 and $1,220,392, respectively. Depreciation expense on leased equipment for the 16 weeks ended November 18, 2017 and November 19, 2016, was $187,407 and $169,697, respectively. Future scheduled minimum lease payments remaining under capital lease obligations together with the present value of the net minimum lease payments as of November 18, 2017, are as follows:

Years ending:
Remainder 2018	$389,617
2019	418,473
2020	229,807
2021	98,038
2022	16,783
Total minimum lease payments	1,152,718
Less executory costs (property taxes) included in the total minimum lease payments	(35,337)
Net minimum lease payments	1,117,381
Less amount representing interest	(63,460)
Present value of net minimum lease payments	1,053,921
Less current portion	(510,751)
Long-term capitalized lease obligations	$543,170
Note 4. Income Taxes
Income tax expense for the first quarter of fiscal 2018 was $932,632 or 34.2% of earnings, compared with income tax expense of $817,418 or 40.5% of earnings for the first quarter of fiscal 2017. The decrease in the effective tax rate is primarily due to lower permanent adjustments forecasted for fiscal 2018 as compared to fiscal 2017.

Associated Grocers of Florida, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 5. Commitments and Contingencies
Leases: The Company leases certain property and equipment from various lessors under non-cancellable lease agreements through 2025. Rent expense for the 16 weeks ended November 18, 2017 and November 19, 2016, was $1,453,725 and $1,103,424, respectively.
The following sets forth the Company’s lease commitments for future minimum rentals as of November 18, 2017:

Operating Leases
Years ending:
Remainder 2018	$2,088,236
2019	2,626,231
2020	1,794,674
2021	1,125,038
2022	1,104,702
Thereafter	2,924,911
Total minimum payments	$11,663,792

Letters of credit: The Company had no outstanding letters of credit as of November 18, 2017 and July 29, 2017.

Litigation: The Company is involved in litigation arising during the normal course of its business. The Company, based upon the advice of counsel, does not believe that the outcome of any pending or threatened litigation will have a material effect on its consolidated financial position or results of operations.
Note 6. Members’ Investment

The Company’s year-end patronage of $6,389,785 to be paid in the form of cash and Class B common stock for the respective year ended July 29, 2017, of which $3,966,488 were included in accounts payable and accrued expenses and $2,423,295 were included in Class B common stock in the accompanying consolidated balance sheets as of July 29, 2017. During the 16 weeks ended November 18, 2017, some members took advantage of a provision in the Bylaws, which allowed them to purchase additional Class D common stock with the cash portion of their patronage at the year-end value of $47.95 per share. A total of $3,819,440 of additional stock was purchased. In addition, Class B common stock buying deposit of $3,000 held for members for the purchase of additional Class B common stock (in order to meet their Class B common stock requirements) were converted at $47.95 for 62.57 shares of Class B common stock during the period ended November 18, 2017.

Associated Grocers of Florida, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 7. Supplemental Cash Flow Information
Interest paid: The Company paid interest of $740,197 and $862,151 during the 16 weeks ended November 18, 2017 and November 19, 2016, respectively. The Company incurred amortization expense on deferred financing fees in the amount of $34,289 and $38,719 during the 16 weeks ended November 18, 2017 and November 19, 2016, respectively. Also included in interest expense on the accompanying consolidated statements of comprehensive income is the amortization expense of the swap termination fee (see Note 3) in the amount of $0 and $445,653, respectively, during the 16 weeks ended November 18, 2017 and November 19, 2016, respectively.

Noncash investing and financing activities: During the 16 weeks ended November 18, 2017 and November 19, 2016, the Company redeemed $0, and $776,362, respectively, of stock from resigned members. The Company made cash payments of $3,000 and $4,500 during the 16 weeks ended November 18, 2017 and November 19, 2016, respectively, which reduced the outstanding cumulative redeemed stock payable accounts. As of November 18, 2017 and July 29, 2017, $5,426,434 and $5,429,434, respectively, is payable to resigned members and is presented as a component of accounts payable within current liabilities in the consolidated balance sheets.

During the 16 weeks ended November 18, 2017 and November 19, 2016, the Company acquired $38,400 and $157,839, respectively, of property and equipment financed as capital leases.
Note 8. Intangible Assets
Intangible assets consist of an amount associated with an operating lease acquired from a company in bankruptcy for $5,316,000 on August 25, 2003. The lease contained favorable terms, which were and are significantly below current market value, and accordingly, the Company has identified the favorable terms under this lease as an intangible asset with a life of 20 years, which is the term of the lease. As of November 18, 2017 and July 29, 2017, accumulated amortization totaled $3,807,542 and $3,724,666, respectively. During each of the 16 weeks ended November 18, 2017 and November 19, 2016, the Company amortized approximately $82,876 of the intangible asset and such expense is presented within operating and administrative expenses in the accompanying consolidated statements of comprehensive income.

As of November 18, 2017, approximate amortization expense for the next five years is estimated as follows:

Amortization Expense
Years ending:
Remainder 2018	$186,124
2019	269,000
2020	269,000
2021	269,000
2022	269,000
Thereafter	246,334
$1,508,458

Associated Grocers of Florida, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

Note 9. Subsequent Events
On December 8, 2017, Associated Grocers of Florida, Inc. (the Company) completed an Agreement and Plan of Merger (the Merger Agreement), with SUPERVALU INC., a Delaware corporation (SVU), and Gator Merger Sub Inc., a Florida corporation and wholly-owned subsidiary of SVU (Merger Sub), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub merged (the Merger) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of SVU.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger: (1) each share of Class A Stock, no par value per share, of the Company (collectively, the Class A Shares) (other than the Excluded Shares as defined in the Merger Agreement) was cancelled and converted into the right to receive $100, per Class A Share, in cash without interest (the Class A per share Merger Consideration), and (2) each share of Class B Stock, no par value per share, of the Company (Collectively the Class B Shares), each share of Class C Stock, no par value per share, of the Company (Collectively the Class C Shares), each share of Class D Stock, no par value per share, of the Company (Collectively the Class D Shares) and together with the Class A Shares, the Class B Shares and the Class C Shares, the Shares (other than the Excluded Shares) was cancelled and converted into the right to receive $65 per Class B, Class C Share, or Class D Share, as applicable in cash, without interest, subject to the adjustments set forth in Section 2.4(c) of the Merger Agreement (the Class B, C and D Per Share Merger Consideration) and the Company became a wholly owned subsidiary of SVU.

The Company paid $3,594,510 in acquisition-related costs (referred to in the Merger Agreement as Transaction Expenses), comprised principally of advisory, legal, accounting and other professional and consulting fees, and with the remaining transaction expenses expected to be incurred during the second and third quarter of fiscal 2018. Pursuant to ASC 805-10-25-23, such costs will be accounted for as expenses in the period(s) in which the costs are incurred and the services are received.

In conjunction with the Merger, the outstanding debt balances, accrued interest and a swap breakup fee associated with the Pompano Swap with Wells Fargo Bank in the amount of $65,068,204 were paid at the closing on December 8, 2017. In addition, a loan to finance insurance premiums with Premium Assignment Corporation was also paid on December 8, 2017. The total balance repaid was $158,783.

Subject to the final adjustments as outlined in the Merger Agreement the final price paid per share for the Company’s B, C, and D stock was $60.93 for 2,140,135 shares outstanding at the date of the Merger. Class A stock outstanding as of the merger date was 2,550 shares that were redeemed at $100 per share.

On April 23, 2018, SVU entered into a series of agreements relating to the sale of eight of SVU’s distribution centers, including our Pompano Beach, FL distribution center, for an aggregate purchase price, excluding taxes and closing costs, of approximately $483,000,000. On May 9, 2018, SVU sold our Pompano Beach, FL distribution center, as part of this broader portfolio sale. The proceeds were used to pay down outstanding SVU debt. Upon closing the sale of the property, SVU entered into a lease agreement for the Pompano Beach, FL distribution center for an initial term of 20 years with five, five-year renewal options. The leaseback is expected to be classified as an operating lease and the sale of the property will be deferred and amortized over the term of the lease.